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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2003

Regal Cinemas Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-87930 (Commission File Number)	02-0624987 (IRS Employer Identification No.)
7132 Regal Lane, Knoxville, TN (Address of Principal Executive Offices)		37918 (Zip Code)

Registrant's telephone number, including area code 865-922-1123

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

  (a)
  None.

  (b)
  None.

  (c)
  Exhibits.

  99.1
  Excerpts from Regal Cinemas Corporation's Presentation to Bank Lenders

Item 9. Regulation FD Disclosure.

        During a confidential presentation with lenders and potential lenders in connection with the Senior Secured Term Loan Facility of Regal Cinemas Corporation (the "Company"), the Company disseminated information to people it believed were subject to confidentiality. It was later revealed to the Company that certain people were not subject to confidentiality agreements. Excerpts of the information that was disseminated during such presentation are attached in Exhibit 99.1 hereto.

Forward-looking Statements:

        This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's final prospectus dated July 10, 2002. All forward-looking statements are expressly qualified in their entirety by such factors.

Limitation of Incorporation by Reference

        In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL CINEMAS CORPORATION
Date:	May 27, 2002	By:	/s/ AMY E. MILES

Name: Amy E. Miles Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Excerpts from Regal Cinemas Corporation's Presentation to Bank Lenders

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  Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
  Forward-looking Statements
SIGNATURES
Exhibit Index